THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY OTHER FEDERAL OR STATE SECURITIES OR BLUE SKY LAWS, AND HAVE BEEN ISSUED IN A MANNER INTENDED TO COMPLY WITH THE CONDITIONS CONTAINED IN REGULATION S UNDER THE ACT. PRIOR TO FEBRUARY 1, 1996, NO OFFER, SALE, TRANSFER, PLEDGE OR OTHER DISPOSITION (COLLECTIVELY, A "DISPOSAL") OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE MAY BE MADE (A) IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY "U.S. PERSON" (AS DEFINED IN REGULATION S) UNLESS (i) REGISTERED UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES OR BLUE SKY LAWS OR (ii) XCL LTD. (THE "COMPANY") RECEIVES A WRITTEN OPINION OF UNITED STATES LEGAL COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO IT TO THE EFFECT THAT SUCH DISPOSAL IS EXEMPT FROM SUCH REGISTRATION REQUIREMENTS OR (B) OUTSIDE THE UNITED STATES TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY PERSON WHO IS NOT A "U.S. PERSON" UNLESS PRIOR TO SUCH DIS POSAL (i) THE BENEFICIAL OWNER OF SUCH SHARES AND THE PROPOSED TRANSFEREE SUBMIT CERTAIN CERTIFICATIONS TO THE COMPANY (FORMS OF WHICH ARE AVAILABLE FROM THE COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICES) AND (ii) THE COMPANY RECEIVES THE LEGAL OPINION DESCRIBED IN (A)(ii) ABOVE.

                                             No. A-23


                     WARRANTS TO PURCHASE
                    COMMON STOCK OF XCL LTD.


     Initial Issuance on December 22, 1995
     Void after 5:00 p.m. New York Time, December 21, 2000

     THIS CERTIFIES THAT, for value received, RAUSCHER PIERCE & CLARK LIMITED ("RPC") or registered assigns (the "Holder") is the registered holder of warrants (the "Warrants") to purchase from XCL Ltd., a Delaware corporation (the "Company"), at any time or from time to time beginning on December 22, 1996 and until 5:00 p.m., New York time, on December 21, 2000 (the "Expiration Date"), subject to the conditions set forth herein, at the initial exercise price of $0.31 per share (the "Initial Exercise Price"), subject to adjustment as set forth herein (the "Exercise Price"), up to an aggregate of six hundred ninety-six thousand (696,000) fully paid and non-assessable common shares, par value $0.01 per share (the "Common Stock"), of the Company (the "Shares") upon surrender of this certificate (the "Certificate") and pay ment of the Exercise Price multiplied by the number of Shares in respect of which Warrants are then being exercised (the "Purchase Price") at the principal office of the Company presently located at 110 Rue Jean Lafitte, Lafayette, LA 70508, United States of America.

             1.        Exercise of Warrants.

    (a) The exercise of any Warrants represented by this Certificate is subject to the conditions set forth below in paragraph 4, "Compliance with U.S. Securities Laws."

    (b) Subject to compliance with all of the conditions set forth herein, the Holder shall have the right at any time and from time to time after December 21, 1996 to purchase from the Company the number of Shares which the Holder may at the time be entitled to purchase pursuant hereto, upon surrender of this Certificate to the Company at its principal office, together with the form of election to purchase attached hereto duly completed and signed, and upon payment to the Company of the Purchase Price.

   (c)       No Warrant may be exercised after
    5:00 p.m., New York time, on the
Expiration Date, after which time all Warrants evidenced hereby shall be void.

   (d) Payment of the Purchase Price shall be made in cash, by wire transfer of immediately available funds or by certified check or banker's draft payable to the order of the Company, or any combination of the foregoing.

   (e) The Warrants represented by this Certificate are exercisable at the option of the Holder, in whole or in part (but not as to fractional Shares). Upon the exercise of less than all of the Warrants evidenced by this Certificate, the Company shall forthwith issue to the Holder a new certificate of like tenor representing the number of unexercised Warrants.

    (f) Subject to compliance with all of the conditions set forth herein, upon surrender of this Certificate to the Company at its principal office, together with the form of election to purchase attached hereto duly completed and signed, and upon payment of the Purchase Price, the Company shall cause to be delivered promptly to or upon the written order of the Holder and in such name or names as the Holder may designate, a share certificate or share certificates for the number of whole Shares purchased upon the exercise of the Warrants. Such share certificate or share certificates representing the Shares shall be free of any restrictive legend. The Company shall ensure that no "stop transfer" or similar instruction or order with respect to the Shares pur chased upon exercise of the Warrants shall be in effect at Chemical Mellon Shareholders Services, Barclays Registrars
Limited or any successor transfer agent for the Common Stock of the Company (the "Transfer Agent").

     2. Elimination of Fractional Interests. The Company shall not be required to issue certificates representing fractions of Shares and shall not be required to issue scrip in lieu of fractional interests. Instead of any fractional Shares that would otherwise be issuable to the Holder, the Company shall pay to the Holder a cash adjustment in respect of such fractional interest in an amount equal to such fractional interest of the then-current Market Price per share (as defined in Section 7(f) hereof).

     3. Payment of Taxes. The Company will pay all documen tary stamp taxes, if any, attributable to the issuance and delivery of the Shares upon the exercise of the Warrants; provided, however, that the Company shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any Warrant or any Shares in any name other than that of the Holder, which trans fer taxes shall be paid by the Holder, and until payment of such transfer taxes, if any, the Company shall not be required to issue such Shares.

     4. Compliance with U.S. Securities Laws. The Warrants and the Shares issuable upon the exercise of the Warrants have not been, and, except as provided in Section 8 hereof, will not be, registered under the United States Securities Act of 1933, as amended (the "Securities Act"), or any other federal or state securities or blue sky laws. Prior to February 1, 1996, no offer, sale, transfer, pledge or other disposition (collectively, a "Disposal") of the Warrants represented by this Certificate may be made (a) in the United States or to, or for the account or benefit of, any "U.S. Person" (as defined in Regulation S under the Securities Act) unless (i) registered under the Act and any applicable State securities or blue sky laws or (ii) the Company receives a written opinion of United States legal counsel in form and substance satisfactory to it to the effect that such Disposal is exempt from such registration requirements or (b) outside the United States to, or for the account or benefit of, any person who is not a U.S. Person unless prior to such Disposal (i) the beneficial owner of such Shares and the proposed transferee submit certain certifications to the Company (forms of which are available from the Company at its principal executive offices) and (ii) the Company receives the legal opinion described in (a)(ii) above. The Warrants may not be exercised within the United States or by, or on behalf of, any U.S.
Person unless the Warrants and the Shares have been registered under the Securities Act and any applicable state and foreign securities or blue sky laws or exemptions from the registration requirements under the Securities Act and any applicable state and foreign securities or blue sky laws are available. Accordingly, (i) the Warrants may not be exercised within the United States and any Shares issuable upon the exercise thereof may not be delivered within the United States except in circumstances constituting an "offshore transaction"
(as defined in Regulation S under the Securities Act) and otherwise complying with Regulation S, or unless such Shares have been registered under the Securities Act and any appli cable state and foreign securities or blue sky laws or exemptions from the registration requirements under the Securities Act and any applicable state and foreign securities or blue sky laws are available, and (ii) it is a condition to the exercise of the Warrants that the exercising Holder must deliver to the Company (A) a written certification that such Holder is not a "U.S. person" (as defined in Regulation S under the Securities Act) and that the Warrants are not being exercised on behalf of, or for the account or benefit of, a "U.S. person" (as defined in Regulation S under the Securities
Act), or (B) a written opinion of United States legal counsel, in form and substance satisfactory to the Company, to the effect that such Holder's Warrants and the Shares issuable upon the exercise of such Warrants have been registered under the Securities Act and any applicable state or foreign securities or blue sky laws or the exercise of such Warrants and delivery of such Shares are exempt from the registration requirements under the Securities Act and any applicable state and foreign securities or blue sky laws.

             5.        Transfer of Warrants.

          (a) The Warrants shall be transferable only on the books of the Company maintained at the Company's principal office upon delivery of this Certificate with the form of assignment attached hereto duly completed and signed by the Holder or by its duly authorized attorney or representative, accompanied by proper evidence of succession, assignment or authority to transfer. The Company may, in its discretion, require, as a condition to any transfer of Warrants, a signa ture guarantee, which may be provided by a commercial bank or trust company, by a broker or dealer which is a member of the National Association of Securities Dealers, Inc., or by a member of a United States national securities exchange, The Securities and Futures Authority Limited in the United Kingdom, or The International Stock Exchange in London, England. Upon any registration of transfer, the Company shall deliver a new warrant certificate or warrant certificates of like tenor and evidencing in the aggregate a like number of Warrants to the person entitled thereto in exchange for this Certificate, subject to the limitations provided herein, without any charge except for any tax or other governmental charge imposed in connection therewith.

          (b) Subject to the restriction specified on the first page of this Certificate, the Warrants may be transferred only to: (i) Rauscher Pierce & Clark Inc. ("RPC Inc."); (ii) any corporation, partnership, joint venture or other entity which is a successor by merger or consolidation to RPC or RPC Inc.; (iii) any purchaser of substantially all of the assets of RPC or RPC Inc.; (iv) any officer, director, employee or agent of RPC or RPC Inc.; (v) any of the stock holders of RPC or RPC Inc., or the stockholders or partners of their respective transferees in the event of the liquidation, dissolution or winding-up of RPC or RPC Inc.; or (vi) the respective nominees of any of the foregoing parties.

          (c) Notwithstanding anything in this Certificate to the contrary, neither any of the Warrants nor any of the Shares issuable upon exercise of any of the Warrants shall be transferable, except upon compliance by the Holder with any applicable provisions of the Securities Act and any applicable state securities or blue sky laws.

6.        Exchange and Replacement of Warrant
          Certificates; Loss or Mutilation of
          Warrant Certificates.

    (a) This Certificate is exchangeable without cost, upon the surrender hereof by the Holder at the principal office of the Company, for new warrant certificates of like tenor and date representing in the aggregate the right to purchase the same number of Shares in such denominations as shall be designated by the Holder at the time of such surrender. Any transfer not made in such compliance shall be null and void and shall be given no effect hereunder.

    (b) Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Certificate and, in case of such loss, theft or destruction, of indemnity and security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Certificate, if mutilated, the Company will make and deliver a new warrant certificate of like tenor, in lieu thereof.


       7.        Initial Exercise Price; Adjustment of Exercise Price
                  and Number of Shares.


     (a) The Warrants initially are exercisable at the Initial Exercise Price per Share, subject to adjustment from time to time as provided herein. No adjustments will be made for cash dividends, if any, paid to shareholders of record prior to the date on which the Warrants are exercised.

      (b) In case the Company shall at any time after the date of this Certificate (1) declare a dividend on the shares of Common Stock payable in shares of Common Stock, or
(ii) subdivide or split up the outstanding shares of Common Stock, the amount of Shares to be delivered upon exercise of any Warrant will be appropriately increased so that the Holder will be entitled to receive the amount of Shares that such Holder would have owned immediately following such actions had such Warrant been exercised immediately prior thereto, and the Exercise Price in effect immediately prior to the record date for such dividend or the effective date for such subdivision shall be proportionately decreased, all effective immediately after the record date for such dividend or the effective date for such subdivision or split up. Such adjustments shall be made successively whenever any event listed above shall occur.

          (c) In case the Company shall at any time after the date of this Certificate combine the outstanding shares of Common Stock into a smaller number of shares the amount of Shares to be delivered upon exercise of any Warrant will be appropriately decreased so that the Holder will be entitled to receive the amount of Shares that such Holder would have owned immediately following such action had such Warrant been exercised immediately prior thereto, and the Exercise Price in effect immediately prior to the record date for such combination shall be proportionately increased, effective immediately after the record date for such combination. Such adjustment shall be made successively whenever any such combinations shall occur.

          (d) In the event that the Company shall at any time after the date of this Certificate (i) issue or sell any shares of Common Stock (other than the Shares) or securities convertible or exchangeable into Common Stock without consideration or at a price per share (or having a conversion price per share, if a security convertible into Common Stock) less than the Market Value per share of Common Stock (as defined in Section 7(f) hereof), or (ii) issue or sell options, rights or warrants to subscribe for or purchase Common Stock at a price per share less than the Market Price per share of Common Stock (as defined in Section 7(f) hereof), the Exercise Price to be in effect after the date of such issuance shall be determined by multiplying the Exercise Price in effect on the day immediately preceding the relevant issuance or record date, as the case may be, used in determining such Market Value or Market Price, by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on such issuance or record date plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so to be issued or to be offered for subscription or purchase (or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such Market Value or Market Price, as the case may be, and the denominator of which shall be the number of shares of Common Stock outstanding on such issuance or record date plus the number of additional shares of Common Stock to be issued or to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible); such adjustment shall become effective immediately after the close of business on such issuance or record date; provided, however, that no such adjustment shall be made for the issuance of (s) options to purchase shares of Common Stock granted pursuant to the Company's employee stock option plans approved by shareholders of the Company (and the shares of Common Stock issuable upon exercise of such options) (provided that option exercise prices shall not be less than the Market Value of the Common Stock (as defined in Section 7(f) hereof) on the date of the grant of such options), (t) the Company's warrants to purchase shares of Common Stock (and the shares of Common Stock issuable upon exercise of such warrants), outstanding on the date hereof, (u) the Company's shares of Series A, Cumulative Convertible Preferred Stock (and the shares of Common Stock issuable upon conversion of such Preferred Stock), outstanding on the date hereof, (v) the Company's shares of Series B, Cumulative Preferred Stock (and the shares of Common Stock issuable in lieu of dividend and redemption payments thereunder), outstanding on the date hereof or (w) the Company's shares of Series E, Cumulative Convertible Preferred Stock (and the shares of such Preferred Stock issued in lieu of dividend payments thereunder and shares of Common Stock issuable upon conversion of such Preferred Stock), outstanding on the date hereof. In case such subscription price may be paid in a consideration, part or all of which shall be in a form other than cash, the value of such consideration shall be as determined reasonably and in good faith by the Board of Directors of the Company. Shares of Common Stock owned by or held for the account of the Company or any wholly-owned subsidiary shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever the date of such issuance is fixed (which date of issuance shall be the record date for such issuance if a record date therefor is fixed); and, in the event that such shares or options, rights or warrants are not so issued, the Exercise Price shall again be adjusted to be the Exercise Price which would then be in effect if the date of such issuance had not been fixed.

          (e)     In case the Company shall make a
distribution to all holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of its indebtedness, securities other than Common Stock or assets (other than cash dividends or cash distributions payable out of consolidated earnings or earned surplus or dividends payable in Common Stock), the Exercise Price to be in effect after such date of distribution shall be determined by multiplying the Exercise Price in effect on the date immediately preceding the record date for the determination of the shareholders entitled to receive such distribution by a fraction, the numerator of which shall be the Market Price per share of Common Stock (as defined in Section 7(f) hereof) on such date, less the then-fair market value (as determined reasonably and in good faith by the Board of Directors of the Company of the portion of the assets, securities or evidences of indebtedness so to be distributed applicable to one share of Common Stock and the denominator of which shall be such Market Price per share of Common Stock, such adjustment to be effective immediately after the distribution resulting in such adjustment. Such adjustment shall be made successively whenever a date for such distribution is fixed (which date of distribution shall be the record date for such distribution if a record date therefor is fixed); and, if such distribution is not so made, the Exercise Price shall again be adjusted to be the Exercise Price which would then be in effect if such date of distribution had not been fixed.

          (f) For the purposes of any computation under this Section 7, the "Market Price per share" of Common Stock on any date shall be deemed to be the average of the closing bid price for the 20 consecutive trading days ending on the record date for the determination of the shareholders entitled to receive any rights, dividends or distributions described in this Section 7, and the "Market Value per share" of Common Stock on any date shall be deemed to be the closing bid price on the date of the issuance of the securities for which such computation is being made, as reported on the principal United States securities exchange on which the Common Stock is listed or admitted to trading or if the Common Stock is not then listed on any United States stock exchange, the average of the closing sales price on each such day during such 20 day period, in the case of the Market Price computation, or on such date of issuance, in the case of the Market Value computation, in the over-the-counter market as reported by the National Association of Securities Dealers' Automated Quotation System ("NASDAQ"), or, if not so reported, the average of the closing bid and asked prices on each such day during such 20 day period in the case of the Market Price computation, or on such date of issuance, in the case of the Market Value computation, as reported in the "pink sheets" published by the National Quotation Bureau, Inc. or any successor thereof, or, if not so quoted, the average of the middle market quotations for such 20 day period in the case of the Market Price computation, or on such date of issuance, in the case of the Market Value computation, as reported on the daily official list of the prices of stock listed on The International Stock Exchange of the United Kingdom of Great Britain and Northern Ireland and the Republic of Ireland Limited ("The Stock Exchange Daily Official List"). "Trading day" means any day on which the Common Stock is available for trading on the applicable securities exchange or in the applicable securities market. In the case of Market Price or Market Value computations based on The Stock Exchange Daily Official List, the Market Price or Market Value shall be converted into United States dollars at the then spot market exchange rate of pounds sterling (UK) into United States dollars as quoted by Chemical Bank or any successor bank thereto on the date of determination. If a quotation of such exchange rate is not so available, the exchange rate shall be the exchange rate of pounds sterling in United States dollars as quoted in The Wall Street Journal on the date of determination.

          (g) No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least $.02 in such price; provided that any adjustments which by reason of this Section 7(g) are not required to be made shall be carried forward and taken into account in any subsequent adjustment; provided, further that such adjustment shall be made in all events (regardless of whether or not the amount thereof or the cumulative amount thereof amounts to $.02 (or more) upon the happening of one or more of the events specified in Sections 7(b), (c) or (i).
All calculations under this Section 7 shall be made to the nearest cent.

          (h) If at any time, as a result of an adjustment made pursuant to Section 7(b) or (c) hereof, the Holder of any Warrant thereafter exercised shall become entitled to receive any shares of the Company other than shares of Common Stock, thereafter the number of such other shares so receivable upon exercise of any Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Shares contained in this Section 7, and the provisions of this Certificate with respect to the Shares shall apply on like terms to such other shares.

          (i)     In the case of (l) any capital
reorganization of the Company, or of (2) any reclassification of the shares of Common Stock (other than a subdivision or combination of outstanding shares of Common Stock), or (3) any consolidation or merger of the Company, or (4) the sale, lease or other transfer of all or substantially all of the properties and assets of the Company as, or substantially as, an entirety to any other person or entity, each Warrant shall after such capital reorganization, reclassification of the shares of Common Stock, consolidation, or sale be exercisable, upon the terms and conditions specified in this Certificate, for the number of shares of stock or other securities or assets to which a holder of the number of Shares purchasable (immediately prior to the effectiveness of such capital reorganization, reclassification of shares of Common Stock, consolidation, or sale) upon exercise of a Warrant would have been entitled upon such capital reorganization, reclassification of shares of Common Stock, consolidation, merger or sale; and in any such case, if necessary, the provisions set forth in this Section 7 with respect to the rights thereafter of the Holder shall be appropriately adjusted (as determined reasonably and in good faith by the Board of Directors of the Company) so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities or assets thereafter deliverable on the exercise of a Warrant. The Company shall not effect any such consolidation or sale, unless prior to or simultaneously with the consummation thereof, the successor corporation, partnership or other entity (if other than the Company) resulting from such consolidation or the corporation, partnership or other entity purchasing such assets or the appropriate entity shall assume, by written instrument, the obligation to deliver to the Holder of each Warrant the shares of stock, securities or assets to which, in accordance with the foregoing provisions, such Holder may be entitled and all other obligations of the Company under this Certificate. For purposes of this Section 7(i) a merger to which the Company is a party but in which the Common Stock outstanding immediately prior thereto is changed into securities of another corporation shall be deemed a consolidation with such other corporation being the successor and resulting corporation.
          (j) Irrespective of any adjustments in the Exercise Price or the number or kind of shares purchasable upon the exercise of the Warrant, Warrant Certificates theretofore or thereafter issued may continue to express the same Exercise Price per share and number and kind of Shares as are stated on the Warrant Certificates initially issuable pursuant to this Warrant.

          (k) The Company may, in its sole discretion, at any time and from time to time before the Expiration Date, reduce the Exercise Price to any lower amount by notice to the Holders, in the manner provided in Section 14.

             8.        Registration Rights.

    (a) Piggyback Registration. If, at any time during the five (5) years beginning on the initial issuance date of the Warrants represented by this Certificate, the Company proposes to prepare and file any new registration statement under the Securities Act covering the public sale of Common Stock of the Company for cash (in any case, other than in connection with an employee benefit plan, a dividend reinvestment plan or pursuant to a registration statement Forms S-4 or S-8 or any successor form) (collectively, a "Registration Statement"), it will give written notice by certified or registered mail, at least thirty (30) days prior to the filing of each such Registration Statement, to the Holder of its intention to do so. If the Holder notifies the Company within fifteen (15) days after receipt of any such notice of such Holder's desire to include in such proposed Registration Statement any shares of Common Stock (i) issued or issuable to the Holder upon exercise of the Holder's Warrants, and (ii) that are owned by the Holder (the "Registrable Shares") (which notice shall specify the number of Registrable Shares owned by the Holder, the number intended to be disposed of by the Holder and the intended method of disposition of such Registrable Shares), the Company shall use reasonable efforts to include, to the extent possible, in such Registration Statement the number of Registrable Shares which the Company has been so requested to register by the Holder, at the Company's sole cost and expense and at no cost or expense to the Holder, except that the Holder shall pay (i) all underwriters', broker-dealers', placement agents' and similar selling discounts, commissions and fees relating to the Holder's Registrable Shares, (ii) all registration and filing fees imposed under the Securities Act, by any stock exchange or under applicable state securities or blue sky laws based on the Holder's Registrable Shares, (iii) all transfer, franchise, capital stock and other taxes, if any, applicable to the Holder's Registrable Shares, and (iv) any costs and expenses of legal counsel, accountants or other advisors retained by the Holder (collectively, the "Holder's Expenses"), all of which shall be paid by the Holder; pro vided, that:

                       (i) anything in this Section 8 to the contrary notwithstanding, if the Company's securities so registered for sale are to be distributed in an underwritten offering and the managing underwriter shall advise the Company in writing that, in its opinion, the amount of securities to be offered should be limited in order to assure a successful offering, the amount of Registrable Shares to be included in such Registration Statement shall be so limited and shall be allocated among the persons selling such securities in the following order of priority:
             (A) first to be registered will be the securities the Company proposes to sell, (B) next to be registered will be the securities subject to any demand or other piggyback registration rights granted by the Company before the initial issuance date of the Warrants, and (C) next to be registered will be the Registrable Shares and any other shares of Common Stock subject to similar piggyback registration rights granted by the Company as of the initial issuance date of the Warrants in proportion, as nearly as practicable, to the number of shares of Common Stock desired and eligible to be sold by each holder of such shares of Common Stock; and

                   (ii) anything in this Section 8 to the contrary notwithstanding, the Company shall not be required to include any of the Holder's Registrable Shares in a registration statement if in the written opinion of legal counsel to the Company the securities for which registration is requested may be sold publicly without registration under the Securities Act; and

                   (iii) if the securities or blue sky laws of any jurisdiction in which the securities so registered are proposed to be offered would require the Holder's payment of greater registration expenses than those otherwise required by this Section 8 and if the Company shall determine, in good faith, that the offering of such securities in such jurisdiction is necessary for the successful consummation of the registered offering, then the Holder shall either agree to pay the portion of the registration expenses required by the securities or blue sky laws of such jurisdiction to be paid by the Holder or withdraw his request for inclusion of his Registrable Shares in such registration; and

             (iv) notwithstanding the provisions of this paragraph 8(a), the Company shall have the right at any time and for any reason or for no reason after it shall have given written notice pursuant to this paragraph (irrespective of whether a written request for inclusion of any such securities shall have been made) to elect not to file any such proposed Registration Statement, or to withdraw the same after the filing but prior to the effective date thereof and, thereupon, shall be relieved from its obligation to proceed with such registration.

     If a Holder's Registrable Shares are included in a Registration Statement, the Holder shall furnish the Company in writing with such appropriate information in connection with the sale of such Shares, including, without limitation, information about the Holder, the Registrable Shares, other securities of the Company owned by the Holder, and the plan of distribution, as the Company shall reasonably request or as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement. In addition, if the offering is underwritten, the Company shall have the exclusive right to select the underwriter. The Holder shall execute and deliver all docu ments reasonably requested by such underwriter and any other documents customary in similar offerings, including, without limitation, underwriting agreements, custody agreements, powers of attorney, indemnification agreements, and agreements restricting other sales of securities.

     The rights and obligations under Sections 8(a) and (b) shall terminate at the earlier of (i) five (5) years after the initial issuance date of the Warrants, or (ii) the date all of the Holder's Registrable Shares have been transferred by the Holder, except for transfers in accordance with Section 5(b) above.

       (b) Covenants of the Company With Respect to Registration. The Company covenants and agrees as follows:

             (i) The Company shall pay all costs, fees and expenses in connection with all Registration Statements filed pursuant to paragraph (a) above including, without limitation, the Company's legal and accounting fees, printing expenses, filing fees and other expenses, except that the Holder shall pay all of the Holder's Expenses (as defined in paragraph (a)).

             (ii) The Company will use its reasonable efforts to qualify or register the Registrable Shares included in a Registration Statement for offering and sale under the securities or blue sky laws of such states of the United States as are reasonably requested by the Holder; provided, however, that the Company shall not be required to (i) qualify or register the Registrable Shares in any jurisdiction in which the Company would be required to qualify as a broker or dealer in securities under the securities or blue sky laws of such jurisdictions, (ii) qualify generally to do business as a foreign corporation in any jurisdiction wherein it is not already so qualified, (iii) subject itself to taxation in any such jurisdiction, or (iv) consent to general service of pro cess in any such jurisdiction.

                  (c)       Indemnification.

             (i) To the extent permitted by law, the Company shall indemnify and hold harmless each Holder of the Registrable Shares to be sold pursuant to any Registration Statement (such Holder being hereinafter referred to as a "Distributing Holder"), each underwriter (an "Underwriter") and each person, if any, who controls such Distributing Holder or Underwriter within the meaning of Section 15 of the Securities Act and each director of such Distributing Holder and Underwriter, against all loss, claim, damage, expense or liability (or actions in respect thereof) to which any of them may become subject under the Securities Act or otherwise, arising out of or based upon any untrue statement or alleged untrue statement of any material fact contained in any such Registration Statement or any preliminary prospectus or final prospectus constituting part thereof or any amendments or supplements thereto, or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse the Distributing Holder and Underwriter and each such controlling person and director of the Distributing Holder and Underwriter for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are paid out-of-pocket (including reasonable attorneys' fees); provided, however, that (A) the Company will not be liable in any such case to the extent that any such loss, claim, damage, expense or lia bility arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by, or on behalf of, such Distributing Holder, any other Distributing Holder or any such Underwriter specifically for use therein, and (B) such indemnity shall not inure to the benefit of such Distributing Holder or Underwriter (or such controlling person or director of the Distributing Holder or Underwriter) if any such loss, claim, damage, expense or liability arises out of or is based upon (i) any Distributing Holder's or the Underwriter's bad faith or gross negligence, (ii) any Distributing Holder's or the Underwriter's failure to deliver timely a copy of the final prospectus (or the final prospectus as then amended, revised or supplemented), or (iii) any such untrue statement or omission of a material fact that was corrected in the final prospectus (or the most recent amendment, revision or supplement thereto) and any Distributing Holder or the Underwriter failed to deliver it in a timely manner.

             (ii) To the extent permitted by law, each Dis tributing Holder shall, severally and jointly, indemnify and hold harmless the Company, its directors, officers, employees and agents, each Underwriter and each person, if any, who controls any of the foregoing within the meaning of
             Section 15 of the Securities Act, against all loss, claim, damage, expense or liability (or actions in respect thereof) to which any of them may become subject under the Securities Act or otherwise, arising out of or based upon any untrue statement or alleged untrue statement of any material fact contained in any such Registra tion Statement or any preliminary prospectus or final prospectus constituting part thereof or any amendments or supplements thereto, or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse the Company and each such director, officer, employee, agent, Underwriter or controlling person for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred (including reasonable attorneys' fees) in each case to the extent, but only to the extent, that (A) such untrue state ment or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by, or on behalf of, such Distrib uting Holder or any other Distributing Holder specifically for use therein, or (B) such loss, claim, damage, expense or liability arises out of or is based upon (i) any Distributing Holder's failure to deliver in a timely manner a copy of the final prospectus (or the final prospectus as then amended, revised or supplemented), or (ii) any such untrue statement or omission of a material fact that was corrected in the final prospectus (or the most recent amendment, revision or supplement thereto) and any Distrib uting Holder failed to deliver it in a timely manner. Notwithstanding the foregoing, such indemnity shall not inure to the benefit of such Underwriter (or such controlling person of the Underwriter) if any such loss, claim, damage, expense or liability arises out of or is based upon (i) the Underwriter's failure to deliver in a timely manner a copy of the final prospectus (or the final prospectus as then amended, revised or supplemented), or (ii) any such untrue state ment or omission of a material fact that was corrected in the final prospectus (or, the most recent amendment, revision or supplement thereto) and the Underwriter failed to deliver it in a timely manner.

               (iii) Promptly after receipt by an indemnified party under this paragraph 8(c) of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this paragraph 8(c), notify the indemnifying party in writing of the commencement thereof; provided, however, that the omission so to notify the indem nifying party will not relieve the indemnifying party from any liability that it may have to any indemnified party otherwise than under this para graph 8(c) except to the extent such indemnifying party is materially prejudiced by such lack of notice. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to par ticipate therein and, to the extent that it may elect by written notice delivered to the indem nified party promptly after receiving the afor esaid notice from such indemnified party, to assume the defense thereof and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this paragraph 8(c) for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation requested by the indemnifying party or required by law; provided, that if the indemnifying party elects to assume such defense, the indemnified party shall be entitled to participate in such defense with its own counsel retained at its own sole cost and expense. If the indemnifying party does not elect to assume the defense of any such claim, action or proceed ing, the indemnifying party shall not be liable for any settlement thereof which is effected without its prior written consent. No indemnify ing party shall, without the prior written consent of the indemnified party, agree to the settlement of any such claim, action or proceeding if the effect thereof would be to find the indemnified party has violated the Securities Act, the United States Securities Exchange Act of 1934, as amended, or any state securities or blue sky laws.

               (iv)  If recovery is not available under the
             foregoing indemnification provisions of this paragraph 8(c) for any reason other than as specified therein, the parties entitled to indemnification by the terms thereof shall be entitled to contribution toward the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subparagraph 8(c)(i) or 8(c)(ii) above, except that no person found to be liable for fraudulent misrepresentation (within the meaning of section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not also found to be liable for such fraudulent misrepresentation. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the relative benefits received by each party from the offering of the securities, the parties' relative knowledge and access to information con cerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any untrue statement or omission, and any other equitable considerations appropriate under the circumstances, including, without limi tation, the relative fault of the parties. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subparagraph 8(c)(iv) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim that is the subject of this sub-paragraph 8(c)(iv) (including reasonable attorneys' fees).

     9. Notices to Warrant Holders. Nothing contained in this Certificate shall be construed as conferring upon the Holder the right to vote or to consent or to receive notice as a stockholder in respect of any meetings of stockholders for the election of directors or any other matter, or as having any rights whatsoever as a stockholder of the Company. If, however, at any time prior to the exercise or expiration of the Warrants, any of the following events shall occur:

          (i) the holders of shares of the Common Stock shall be entitled to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of current or retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company; or

               (ii)  the Company shall offer to all the
             holders of its Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor; or

               (iii) a dissolution, liquidation or winding-up of the Company (other than in connection with a consolidation or merger) or a sale of all or sub stantially all of its property, assets and business as an entirety shall be approved by the Company's Board of Directors; or

                (iv)  there shall be any capital
             reorganization or reclassification of the capital stock of the Company (other than a change in the number of outstanding shares of Common Stock or a change in the par value of the Common Stock), or consolidation or merger of the Company with another entity;

then, in any one or more of said events, the Company shall give written notice of such event at least fifteen (15) days prior to the date fixed as a record date or the date of clos ing the transfer books for the determination of the stock holders entitled to such dividend, distribution, convertible or exchangeable securities or subscription rights, options or warrants, or entitled to vote on such proposed dissolution, liquidation, winding-up or sale. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to give such notice or any defect therein shall not affect the validity of any action taken in connection with the declaration or payment of any such divi dend or distribution, or the issuance of any convertible or exchangeable securities or subscription rights, options or warrants, or any proposed dissolution, liquidation, winding-up or sale.


             10.       Reservation and Listing of Securities.

   (a) Subject to the two provisos below, the Company covenants and agrees that at all times during the period after December 21, 1996, when the Warrants become exercisable, the Company shall reserve and keep available, free from preemptive rights, out of its authorized and unissued shares of Common Stock or out of its authorized and issued shares of Common Stock held in its treasury, solely for the purpose of issuance upon exercise of the Warrants, such number of Shares as shall be issuable upon the exercise of the Warrants; provided, however, that as of the date hereof, the Company does not have a sufficient number of shares of Common Stock authorized to permit the exercise of the Warrants; provided, further, that the Company shall use its best efforts to cause the number of its authorized shares of Common Stock to be sufficiently increased at the next annual meeting of the Company's stockholders (the "AMS"), to permit the exercise of the Warrants, but if, despite such best efforts, such sufficient additional shares are not authorized at the next AMS or on or prior to the first anniversary of the Closing Date, and the Company does not otherwise have authorized but unissued shares of Common Stock available on the first anniversary of the Closing Date when the Warrants can first be exercised, then the Company shall have no obligation to reserve and keep available shares of Common Stock for issuance upon exercise of its Warrants pursuant to this subsection (a) but instead shall have the obligations set forth in subsection (b) in lieu thereof.

          (b) If the proposed increase in the number of authorized shares of Common Stock is not approved at the AMS or on or prior to the first anniversary of the Closing Date, and the Company does not otherwise have authorized but unissued shares of Common Stock available on the date or dates on which the Warrants can be exercised and any Holder thereof gives notice of such Holder's intention to exercise, then the Company shall within five Business Days after such date, in the event that the Company shall have received a notice from the Holder of the Warrants of the Holder's intention to exercise all or part of such Warrants, pay the Holder of the Warrants in cash by wire transfer of immediately available funds an amount equal to the difference between the then current market price (the "Market Price") per Common Share on the American Stock Exchange ("AMEX") or any other principal stock exchange or other securities market in which the Common Stock is trading on the date of such notice (provided that such price exceeds the Exercise Price then in effect) less the Exercise Price per Common Share, multiplied by the number of Common Shares as to which they are being exercised, as stated in such notice. Payment of such amount shall be made against receipt of the exercise notice and payment in full of the amount due shall extinguish the Warrant to the extent so exercised by the Holder.

          (c) The Company covenants and agrees that, upon exercise of the Warrants in accordance with their terms and payment of the Purchase Price, all Shares issued or sold upon such exercise shall not be subject to the preemptive rights of any stockholder and when issued and delivered in accordance with the terms of the Warrants shall be duly and validly issued, fully paid and non-assessable, and the Holder shall receive good and valid title to such Shares free and clear from any adverse claim (as defined in the applicable Uniform Commercial Code), except such as have been created by the Holder.

          (d)     As long as the Warrants shall be
outstanding, the Company shall use its reasonable efforts to cause all Shares issuable upon the exercise of the Warrants to be quoted by or listed on any national securities exchange or other securities listing service on which the shares of Common Stock of the Company are then listed.

             11. Survival. All agreements, covenants, representa tions and warranties herein shall survive the execution and delivery of this Certificate and any investigation at any time made by or on behalf of any party hereto and the exercise, sale and purchase of the Warrants and the Shares (and any other securities or properties) issuable on exercise hereof.

    12. Remedies. The Company agrees that the remedies at law of the Holder, in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms hereof, may not be adequate and such terms may, in addition to and not in lieu of any other remedy, be specifically enforced by a decree of specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

   13. Registered Holder. The Company may deem and treat the registered Holder hereof as the absolute owner of this Certificate and the Warrants represented hereby (not withstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise of the War rants, of any notice, and of any distribution to the Holder hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

    14. Notices. All notices and other communications from the Company to the Holder of the Warrants represented by this Certificate shall be in writing and shall be deemed to have been duly given if and when personally delivered, two (2) business days after sent by overnight courier or ten (10) days after mailed by certified, registered or international recorded mail, postage prepaid and return receipt requested, or when transmitted by telefax, telex or telegraph and con firmed by sending a similar mailed writing, if to the Holder, to the last address of such Holder as it shall appear on the books of the Company maintained at the Company's principal office or to such other address as the Holder may have specified to the Company in writing.

     15. Headings. The headings contained herein are for convenience of reference only and are not part of this Certificate.

     16. Governing Law. This Certificate shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by, and con strued in accordance with, the laws of said state, without regard to the conflict of laws provisions thereof.

IN WITNESS WHEREOF, the Company has caused this Certificate to be duly executed by its duly authorized officers under its corporate seal.

Dated December 22, 1995

                         XCL LTD.


               By:----------------------------------
                         David A. Melman

                         Executive Vice President, General
                                 Counsel and Secretary



Attest:


- ------------------------------
          Secretary


     XCL LTD.

     FORM OF ELECTION TO PURCHASE
     (To be executed by the registered Holder if such Holder desires to exercise Warrants)

     The undersigned registered Holder hereby irrevocably elects to exercise the right of purchase represented by this
Warrant Certificate for, and to purchase,               Shares
hereunder, and herewith tenders in payment for such Shares cash, a wire transfer, a certified check or a banker's draft payable to the order of XCL Ltd. in the amount of , all in accordance with the terms hereof. The undersigned requests that a share certificate for such Shares be registered in the name of and delivered to:


(Please Print Name and Address)



and, if said number of Shares shall not be all the Shares purchasable hereunder, that a new Warrant Certificate for the balance remaining of the Shares purchasable hereunder be registered in the name of the undersigned Warrant Holder or his Assignee as below indicated and delivered to the address stated below.

DATED:

Name of Warrant Holder:
(Please Print)

Address:



Signature:

Note:     The above signature must correspond in all respects
             with the name of the Holder as specified on the face of this Warrant Certificate, without alteration or enlargement or any change whatso ever, unless the Warrants represented by this Warrant Certificate have been assigned.

IN CONNECTION WITH THIS ELECTION TO PURCHASE, THE WARRANT HOLDER MUST DELIVER TO THE COMPANY (i) A WRITTEN CERTIFICATION THAT SUCH HOLDER IS NOT A "U.S. PERSON" (AS DEFINED IN REGULA TION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THAT THE WARRANTS ARE NOT BEING EXERCISED ON BEHALF OF, OR FOR THE ACCOUNT OR BENEFIT OF, A "U.S. PERSON" (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT), OR (ii) A WRITTEN OPINION OF UNITED STATES LEGAL COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT THE WARRANTS AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THE WARRANTS HAVE BEEN REGISTERED UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES OR BLUE SKY LAWS OR ARE EXEMPT FROM THE REGISTRA TION REQUIREMENTS UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES OR BLUE SKY LAWS.




     XCL LTD.

     FORM OF ASSIGNMENT

     (To be executed by the registered Holder if such Holder desires to transfer the Warrant Certificate)

          FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers to:


     (Please Print Name and Address of Transferee)





Warrants to purchase up to           Shares represented by
this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and
appoint                               , Attorney, to transfer
such Warrants on the books of the Company, with full power of substitution in the premises. The undersigned requests that if said number of Shares shall not be all of the Shares purchaseable under this Warrant Certificate that a new Warrant Certificate for the balance remaining of the Shares purchaseable under this Warrant Certificate be registered in the name of the undersigned Warrant Holder and delivered to the registered address of said Warrant Holder.

DATED:

Signature of registered Holder:

Note:     The above signature must correspond in all respects
             with the name of the Holder as specified on the face of this Warrant Certificate, without alteration or enlargement or any change whatsoever. The above signature of the registered Holder must be guaranteed by a commercial bank or trust company, by a broker or dealer which is a member of the National Association of Securities Dealers, Inc. or by a member of a national secur ities exchange, The Securities and Futures Authority Limited in the United Kingdom or The International Stock Exchange in London, England. Notarized or witnessed signatures are not acceptable as guaranteed signatures.

Signature Guaranteed:




   Authorized Officer




   Name of Institution